Exhibit 10.11

[ENGLISH TRANSLATION FOR CONVENIENCE ONLY.

NOT AN OFFICIAL TRANSLATION]

Cooperation Agreement

This Agreement is entered into by and between Shenzhen NOC Internet Technology Co., Ltd. (hereinafter referred to as the “Party A”) and Shenzhen Aopu Feiyang Electronics Co., Ltd. (hereinafter referred to as the “Party B”) through consultation in terms of collaboration on student calculators and graphing calculators in Shandong, whereby it is agreed as follows:

1.	Products

Products created on the collaboration by both parties in Shandong are:

a.	student calculator (for primary school); Model: AOPU FEIYANG AP-200
b.	student calculator (for middle school); Model: AOPU FEIYANG AP-366
c.	graphing calculator (for school); Model: DY-8812

2.	Responsibilities of the Parties
2.1	Part A shall be responsible for the following:

a. dealing with the liaison in terms of and defining relevant documents required for marketing and promotion of the Products within Shandong province;

b. making full use of its advantages to assist Part B in marketing and promotion of the Products.

2.2 Part B shall be responsible for the following:

a. collaborating with Part A to promote and market the Products in Shandong;

b. manufacturing and supplying after product orders have been signed by both parties;

c. guaranteeing the products Part B supplies shall conform to the products required by the Agreement and orders.

3. Settlement

The method of settlement on the Products agreed to by both parties is:

Part B makes payments to Part A based on the product model and quantity sold, and Part A issues valid invoices, as shown as follows:

a.	student calculator (for primary school); Model: AOPU FEIYANG AP-200; RMB 4/unit
b.	student calculator (for middle school); Model: AOPU FEIYANG AP-366; RMB 3/unit
c.	graphing calculator (for school); Model: DY-8812; RMB 300/unit

The quantity sold of the above student calculator (for primary school) shall not be less than 150,000 units; student calculator (for middle school) shall not be less than 100,000 units; graphing calculator (for school) shall not be less than 5,000 units. Part A shall make the settlement as per the above-mentioned quantity where such sales quantity isn’t met by Part B.

4. Commitments of the Parties

4.1 To ensure the exclusivity of the Products in Shandong, Part B shall not provide the Products to a third party within the cooperation period.

4.2 To ensure the uniqueness of the Products in Shandong, both parties through consultation may alter the package, supporting textbook pictures and model of the Products based actual situations after two (2) years.

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4.3 Any agent or distributor contracted with Part B in other regions shall not undertake promotion of student calculators in any education system of cities (large enterprises), counties (including county-level cities and districts) without Part A’s authorization. Any failure of performance of the said provision shall be deemed as breach of the Agreement, for which Party A may terminate the Agreement immediately.

5. Miscellaneous

5.1 In case of any dispute in connection to or arising from the execution of this Agreement, both parties hereto shall settle the case through consultation. In case no settlement can be reached, both parties may request for arbitration to the provincial Economic Contract Arbitration Committee where Part A is located.

5.2 Neither party shall be deemed to be in breach of this Agreement for any failure of performance of its obligations, if such failure has arisen from “force majeure”, which has been confirmed by relevant departments.

5.3 Any matters not covered herein may be supplemented through negotiation by the parties hereto, and the supplement agreement shall be valid.

5.4 This Agreement takes effect on August 1, 2013 and expires on August 1, 2016.

5.5 This Agreement is made out in duplicate, and Party A and Party B shall hold one (1) copy each.

Part A: Shenzhen NOC Internet Technology Co., Ltd. (Seal)

Address: Room 2405, No.2 Building, Duoli Industrial Park, Meihua Road, Shangmeilin, Futian District, Shenzhen City

Tel: 0755-83074262

By:

Date: August 1, 2013

Part B: Shenzhen Aopu Feiyang Electronics Co., Ltd.(Seal)

Address: Room 401, No. 30 Building, Bibo Garden, Luohu District, Shenzhen City

Tel: 0755-25417916

By:

Date: August 1, 2013

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